EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 18, 2016, by and among ESH Hospitality, Inc., a Delaware corporation, (the “Company”), CP ESH Investor, LLC, a Delaware limited liability company (“CP ESH”) and Extended Stay LLC, a Delaware limited liability company (“ES LLC”, and together with CP ESH, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee are parties as of the date hereof to that certain Indenture dated as of May 15, 2015 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance of 5.25% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Company originally issued $500,000,000 aggregate principal amount of the Notes;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee, together, may amend or supplement the Indenture without notice to or the consent of any Holder of a Note to provide for the issuance of Additional Notes and related Guaranties in accordance with the limitations set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. On or after the date hereof, the Company shall issue $800,000,000 in aggregate principal amount of Additional Notes which shall be considered Notes for all purposes under the Indenture. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form included in the Indenture.

3. RATIFICATION. Except as expressly amended by this First Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors and the Trustee.

4. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTIES OR THE TRANSACTION CONTEMPLATED HEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this First Supplemental Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

8. SUCCESSORS. All agreements of the Company, the Guarantors and the Trustee in this First Supplemental Indenture, the Notes, and the Guarantees shall bind their respective successors.

9. SEVERABILITY. In case any one or more of the provisions in this First Supplemental Indenture or in the Notes or Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

10. EFFECTIVENESS. The provisions of this First Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

EXHIBIT 4.2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ESH HOSPITALITY, INC.

By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	General Counsel

EXTENDED STAY LLC

By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	Vice President and Secretary

CP ESH INVESTOR, LLC

By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]